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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 6, 2014, in the Registration Statement (Form S-1) and related Prospectus of Invitae Corporation for the registration of shares of its common stock to be filed on or about January 9, 2015.

/s/ Ernst & Young LLP
Redwood City, California
January 7, 2015

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Consent of Independent Registered Public Accounting Firm